Exhibit 10.1

Silicon Valley Bank

Amendment to Loan and Security Agreement and Limited Waiver

Borrower: eGain Communications Corporation

Date: November 13, 2007

This Amendment to Loan and Security Agreement and Limited Waiver is entered into between Silicon Valley Bank (“Bank”) and the borrower named above (“Borrower”) as of the above-stated date.

The Parties agree to amend the Loan and Security Agreement between them, dated October 29, 2004 (as otherwise amended, if at all, the “Loan Agreement”), as follows, effective as of the date hereof unless otherwise specifically set forth herein, and Bank agrees to the limited waiver set forth below. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

1. Tangible Net Worth Covenant. The portion of Section 5 of Schedule 1 to the Loan Agreement, which presently reads as follows,:

“5. Financial Covenants (Section 6.7). Borrower shall maintain at all times, to be tested as of the last day of each month, on a consolidated basis:

“(a) Tangible Net Worth. A Tangible Net Worth of not less than Negative $750,000 (“Minimum Tangible Net Worth”), plus (i) 60% of all consideration received after November 7, 2006 for equity securities and Subordinated Debt of the Borrower, plus (ii) 50% of the Borrower’s net income in each fiscal quarter ending after the date of the December 2006 Amendment. Increases in the Minimum Tangible Net Worth based on consideration received for equity securities and subordinated debt of the Borrower shall be effective as of the end of the month in which such consideration is received, and shall continue effective thereafter. Increases in the Minimum Tangible Net Worth based on net income shall be effective on the last day of the fiscal quarter in which said net income is realized, and shall continue effective thereafter. In no event shall the Minimum Tangible Net Worth be decreased.”

Silicon Valley Bank	Amendment to Loan Agreement

is amended to read as follows, effective October 31, 2007:

“5. Financial Covenants (Section 6.7). Borrower shall maintain, on a consolidated basis, as of the last day of each month, commencing October 31, 2007 and continuing at the last day of each succeeding month:

“(a) Tangible Net Worth. A Tangible Net Worth of not less than Negative $8,500,000 (“Minimum Tangible Net Worth”), plus (i) 60% of all consideration received after November 9, 2006 for equity securities and Subordinated Debt of the Borrower, plus (ii) 50% of the Borrower’s net income in each fiscal quarter, commencing with the fiscal quarter ending December 31, 2007. Increases in the Minimum Tangible Net Worth based on consideration received for equity securities and subordinated debt of the Borrower shall be effective as of the end of the month in which such consideration is received, and shall continue effective thereafter. Increases in the Minimum Tangible Net Worth based on net income shall be effective on the last day of the fiscal quarter in which said net income is realized, and shall continue effective thereafter. In no event shall the Minimum Tangible Net Worth be decreased.”

2. Limited Waivers.

A. Borrower has failed to comply with the Minimum Tangible Net Worth covenant set forth in Section 5 of Schedule 1 to the Loan Agreement (as in effect prior to the effectiveness of this Amendment) for the periods ending January 31, 2007 through and including September 30, 2007 (the “Financial Covenant Defaults”). Bank hereby waives said Financial Covenant Defaults.

B. It is understood by the parties hereto that the foregoing waiver does not constitute a waiver of any other default under the Loan Agreement or any other Loan Document (including without limitation defaults of the type referred to above for any other periods), nor an agreement by Bank to waive or forbear from exercising its rights and remedies in the future regarding defaults under any financial covenant or with respect to any other defaults under the Loan Agreement or the Loan Documents.

3. Limitation of Amendments.

A. The amendments set forth herein are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

B. This Amendment shall be construed in connection with, and as part of, the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

Silicon Valley Bank	Amendment to Loan Agreement

4. Fee. Borrower agrees to pay Bank an amendment fee in the amount of $5,000 concurrently herewith, which shall be in addition to all interest and all other fees and shall be non-refundable. Bank is authorized to charge said fee to any of Borrower’s deposit accounts.

5. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

A. Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Default or Event of Default has occurred and is continuing;

B. Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

C. The organizational documents of Borrower delivered to Bank in connection with the original execution of the Loan Agreement remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

D. The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

E. The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

F. The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

G. This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited under law by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Other General Provisions. This Amendment, the Loan Agreement, any prior written amendments thereto signed by Bank and the Borrower, and the other written documents and agreements between Bank and the Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof.

Silicon Valley Bank	Amendment to Loan Agreement

7. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto; and (b) Borrower’s payment of the fee set forth herein plus all expenses of Bank incurred in connection herewith and as otherwise payable under the Loan Agreement.

[Signature Page Follows]

Borrower:		Bank:

EGAIN COMMUNICATIONS CORPORATION		SILICON VALLEY BANK

By	/s/ Ashutosh Roy	By	/s/ Mei Chui
	President or Vice President	Title	Relationship Manager

By	/s/ Eric N. Smit
Secretary or Ass’t Secretary

[Signature Page to Amendment to Loan and Security Agreement]